Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Senior Securities” and “Experts” and to the use of our reports dated (i) March 14, 2019, with respect to the financial statements and schedules of Guggenheim Credit Income Fund 2019 as of and for the year ended December 31, 2018; (ii) March 12, 2019, with respect to the consolidated financial statements and schedules of Guggenheim Credit Income Fund as of and for the year ended December 31, 2018 and (iii) March 12, 2019, with respect to the senior securities table of Guggenheim Credit Income Fund as of December 31, 2018, included in Post-Effective Amendment No.2 to the Registration Statement (Form N-2 No. 333-224023) and related Prospectus of Guggenheim Credit Income Fund 2019 for the registration of common shares.

/s/ Ernst & Young LLP

New York, NY
March 22, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Guggenheim Credit Income Fund 2019 (formerly known as Guggenheim Credit Income Fund - I) of our report dated March 14, 2018, relating to the financial statements of Guggenheim Credit Income Fund 2019, which appears in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form N-2 of Guggenheim Credit Income Fund 2019 of our report dated March 12, 2018, relating to the consolidated financial statements of Guggenheim Credit Income Fund, which appears in such Registration Statement. We also consent to the use of our report dated March 12, 2018 relating to the senior securities table of Guggenheim Credit Income Fund, which appears in such Registration Statement.

We also consent to the references to us under the headings “Experts” and "Senior Securities" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
March 22, 2019